Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

General Motors Financial Company, Inc.

Exchange Offer for All Outstanding

$1,000,000,000 aggregate amount of 2.75% Senior Notes due 2016

(CUSIP Nos. U37047AC8 and 37045XAF3)

for new 2.75% Senior Notes due 2016

that have been registered under the Securities Act of 1933

and

$750,000,000 aggregate amount of 3.25% Senior Notes due 2018

(CUSIP Nos. U37047AD6 and 37045XAH9)

for new 3.25% Senior Notes due 2018

that have been registered under the Securities Act of 1933

and

$750,000,000 aggregate amount of 4.25% Senior Notes due 2023

(CUSIP Nos. U37047AE4 and 37045XAK2)

for new 4.25% Senior Notes due 2018

that have been registered under the Securities Act of 1933

Pursuant to the Prospectus dated             , 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2013, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

The exchange agent is:

Wells Fargo Bank, National Association

Deliver to:

By Registered & Certified Mail:	By Regular Mail or Courier:	In Person by Hand Only:

Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th St & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Corporate Trust Operations Northstar East Bldg—12th Fl. 608 Second Avenue South Minneapolis, MN 55402

Or

By Facsimile Transmission (for Eligible Institutions Only):

(612) 667-6282

For Information or Confirmation by Telephone:

(800) 344-5128

TO TENDER OUTSTANDING NOTES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH ABOVE AT OR PRIOR TO THE EXPIRATION TIME. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

As set forth in the prospectus dated             , 2013 (the “Prospectus”), of General Motors Financial Company, Inc., a Texas corporation (the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this Notice of

Guaranteed Delivery must be used to accept the offer (the “Exchange Offer”) to exchange up to $1,000,000,000 aggregate principal amount of new 2.75% Senior Notes due 2016 (the “2016 Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal amount of outstanding 2.75% Senior Notes due 2016 (the “2016 old notes”), up to $750,000,000 aggregate principal amount of new 3.25% Senior Notes due 2018 (the “2018 Notes”) that have been registered under the Securities Act for an equal amount of outstanding 3.25% Senior Notes due 2018 (the “2018 old notes”) and up to $750,000,000 aggregate principal amount of new 4.25% Senior Notes due 2023 (the “2023 Notes”) that have been registered under the Securities Act for an equal amount of outstanding 4.25% Senior Notes due 2023 (the “2023 old notes”), if at or prior to the Expiration Time (1) the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, (2) Outstanding Notes cannot be delivered to the Exchange Agent, or (3) the procedures for book-entry transfer cannot be completed. We refer to the 2016 old notes, the 2018 old notes and the 2023 old notes, collectively, as the “Outstanding Notes” and to the 2016 Notes, the 2018 Notes and the 2023 Notes issued in this exchange offer, collectively, as the “Exchange Notes.” This form must be delivered by an eligible institution (as described in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at its address set forth above at or prior to the Expiration Time. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus. Holders of 2016 old notes may only exchange those old notes for 2016 Notes, holders of 2018 old notes may only exchange those old notes for 2018 Notes, and holders of 2023 old notes may only exchange those old notes for 2023 Notes.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the principal amount of Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does make as of the date hereof, the representations and warranties of a tendering holder of Outstanding Notes set forth in the Letter of Transmittal.

The undersigned understands that exchange of the Outstanding Notes for the Exchange Notes will be made only after valid receipt by the Exchange Agent of (1) the certificates of such Outstanding Notes, in proper form for transfer, or a book-entry confirmation of the transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), and (2) a Letter of Transmittal (or a manually signed facsimile thereof), validly completed and duly executed, with any required signature guarantees or a properly transmitted Agent’s Message and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. The term “Agent’s Message” means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned has received and agrees to be bound by, and makes each of the representations and warranties contained in, the Prospectus and Letter of Transmittal and that the Company may enforce the Letter of Transmittal against the undersigned. The undersigned agrees that the Outstanding Notes surrendered for exchange will be accepted only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess of thereof.

The undersigned understands that tenders of Outstanding Notes may be withdrawn if the Exchange Agent receives at its address specified on the cover of this Notice of Guaranteed Delivery, at or prior to the Expiration Time, a written or faxed notice of withdrawal, including the name of the registered holder having tendered the Outstanding Notes to be withdrawn, the name of the person named in the letter of transmittal as tendering the Outstanding Notes to be withdrawn, the aggregate principal amount of Outstanding Notes the holder delivered for exchange that are to be withdrawn, the certificate number(s) (if any) of the Outstanding Notes to be withdrawn, and a statement that such holder is withdrawing his, her, or its election to have such Outstanding Notes exchanged, in accordance with the procedures set forth in the Prospectus and the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery will not be affected by, and will survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery will be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors, and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of registered holder(s) or Authorized Signatory:

Name(s) of registered holder(s):

Address(es):

This Notice of Guaranteed Delivery must be signed by each registered holder of the Outstanding Notes exactly as each holder’s name appears on certificate(s) for the Outstanding Notes or, if tendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of the Outstanding Notes, or by each person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Date: , 2013

Area Code and Telephone No.:

Principal Amount of Outstanding 2.75% Senior Notes due 2016 Tendered:

Certificate No.(s) of Outstanding Note(s) (if available):

☐	If Outstanding Notes will be delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company, check box, and provide account number:

Principal Amount of Outstanding 3.25% Senior Notes due 2018 Tendered:

Certificate No.(s) of Outstanding Note(s) (if available):

☐	If Outstanding Notes will be delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company, check box, and provide account number:

Principal Amount of Outstanding 4.25% Senior Notes due 2023 Tendered:

Certificate No.(s) of Outstanding Note(s) (if available):

☐	If Outstanding Notes will be delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company, check box, and provide account number:

DTC Account No.:

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE IN LIEU THEREOF.

If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:

Capacity:

PLEASE PRINT EACH NAME AND ADDRESS

GUARANTEE ON REVERSE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange, or the National Association of Securities Dealers, Inc., or a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program (each, an “Eligible Institution”), guarantees that the certificates for Outstanding Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message, and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing the Outstanding Notes to the Exchange Agent, or in the case of a book-entry transfer, an Agent’s Message and confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

PLEASE PRINT NAME AND ADDRESS

Name of Firm:

Authorized Signature:

Name:

Title:

Date: , 2013

Address:

(Zip Code)

Area Code and Telephone Number:

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